UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2025

Brookfield Asset Management Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-41563	98-1702516
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employee Identification No.)

Brookfield Place

250 Vesey Street, 15th Floor

New York, NY 10281-0221

(Address of Principal Executive Offices)

(212) 417-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Limited Voting Shares	BAM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On October 13, 2025, Brookfield Asset Management Ltd. (“BAM”) issued a press release regarding the Proposed Transaction (as defined below). A copy of the press release is attached as Exhibit 99.1 hereto. The information in this Item 7.01 (including the Exhibit 99.1 furnished hereunder) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On October 13, 2025, BAM and Brookfield Corporation (“BN” and together with BAM, “Brookfield”) agreed on a proposed transaction with Oaktree whereby Brookfield will acquire the approximately 26% interest in Oaktree that it does not already own (the “Proposed Transaction”). Upon completion of the Proposed Transaction, Brookfield will own 100% of Oaktree.

Under the proposed terms of the Proposed Transaction, BAM and BN will acquire all of the remaining common equity interests in the Oaktree business for total consideration of approximately $3 billion. Of the $3 billion purchase price, BAM and BN will fund approximately $1.6 billion and $1.4 billion of the purchase price, respectively, reflecting their proportional interest in Oaktree today. Subject to the terms of the Proposed Transaction, Oaktree common equity holders will have the option to elect consideration in the form of cash, Class A Limited Voting Shares of BAM, or, subject to certain limitations, Class A Limited Voting Shares of BN, which shares will be subject to two-year and five-year lock-ups, respectively. BAM will acquire, among other things, an incremental 26% interest in Oaktree’s: fee-related earnings; carried interest from certain funds (net of BN’s 33% royalty); and partner manager interest in 17Capital and DoubleLine. BN will acquire, among other things, an incremental 26% interest in Oaktree’s balance sheet investments and the remaining carried interest. Any BAM or BN shares to be issued in the Proposed Transaction are expected to be issued in reliance on exemptions from the registration requirements of the Securities Act.

The Proposed Transaction is expected to close in the first quarter of 2026, subject to regulatory approvals and customary closing conditions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated October 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2025

Brookfield Asset Management Ltd.

By:	/s/ Kathy Sarpash
Name:	Kathy Sarpash
Title:	Managing Director, Legal & Regulatory and Corporate Secretary